Exhibit 99.2

              Pro Forma Condensed Combined Financial Statements
                            Basis of Presentation
                                 (Unaudited)


The accompanying unaudited pro forma condensed combined balance sheet gives effect to the Acquisition (the "Acquisition") of substantially all of the assets of T Cell Diagnostics ("TCD") by Endogen, Inc. ("Endogen") as if it had been consummated on February 29, 1996, and the unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had been consummated at the beginning of the respective periods. The unaudited pro forma condensed combined balance sheet at February 29, 1996 combines the historical balance sheet of TCD as of December 31, 1995 with the unaudited historical balance sheet of Endogen as of February 29, 1996. The unaudited pro forma condensed combined statement of operations for the nine months ended February 29, 1996 combines the unaudited historical statement of operations of TCD for the nine months ended December 31, 1995 and the unaudited historical statement of operations of Endogen for the nine months ended February 29, 1996. The unaudited pro forma condensed combined statement of operations for the year ended May 31, 1995 combines the unaudited historical statement of operations of TCD for the twelve months ended March 31, 1995 and the historical statement of operations of Endogen for the year ended May 31, 1995.

The pro forma condensed combined financial statements do not purport to be indicative of the results which would actually have been obtained had the Acquisition occurred on the dates indicated or which may be obtained in the future. Additionally, the pro forma condensed combined statements of operations do not reflect a material nonrecurring charge for in process research and development that Endogen will record upon consummation of the Acquisition. See "Adjustments to Pro Forma Condensed Combined Financial Statements." These statements should be read in conjunction with the respective historical financial statements and notes thereto.

The Acquisition is accounted for under the purchase method of accounting. The purchase price is allocated to the tangible and intangible assets purchased, as well as liabilities assumed, based upon their respective fair values. The allocations of the purchase price included in the pro forma combined financial information is preliminary. The final values will differ from those set forth herein. Endogen believes, however that the final allocation will not be materially different from the pro forma allocation.





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


Endogen, Inc.

Pro Forma Condensed Combined Balance Sheet
February 29, 1996
(Unaudited)



                                   Historical              Pro Forma
                            --------------------    ------------------------
                             As of         As of
                            2/29/96       12/31/95      Dr (Cr)
                            Endogen          TCD         Adj.'s       Combined
                            ----------  ----------   -----------     ----------
Assets
Current Assets
  Cash and Cash
    Equivalents             $  743,647   $       0   $ (528,341)(1)   $ 215,306
  Accounts Receivable,
    Net                        962,951     326,995                    1,289,946
  Accounts Receivable,
    Stockholder                123,270           0                      123,270
  Inventories                1,108,874     390,779       49,013 (8)   1,548,666
  Prepaid Expenses and
    Other Current Assets       134,986     185,591     (106,154)(2)     214,423
                            ----------  ----------                   ----------
Total Current Assets         3,073,728     903,365                    3,391,611

Fixed Assets, Net              909,123     535,838      980,494 (3)   2,425,455
Patent and License
  Costs, Net                   208,212      80,683      (80,683)(4)     208,212
Other Assets                   268,115      42,000                      310,115
Acquired Technology                  0           0      392,322 (9)     392,322
                            ----------  ----------                   ----------
  Total Long Term Assets     1,385,450     658,521                    3,336,104
                            ----------  ----------                   ----------
Total Assets                $4,459,178  $1,561,886                   $6,727,715
                            ==========  ==========                   ==========

Liabilities and
  Stockholders' Equity
Current Liabilities
  Current Portion of
    Note Payable - Bank     $   64,722  $        0                   $   64,722
  Current Portion of
    Capital Lease
      Obligation and
       Other Note Payable       22,935           0                       22,935
  Accounts Payable and
    Accrued Expenses           635,065     388,584     (200,000)(5)   1,223,649
                            ----------  ----------                   ----------
  Total Current Liabilities    722,722     388,584                    1,311,306

Note Payable - Bank             23,814           0     (452,153)(6)     475,967
Convertible Note Payable             0           0   (1,900,000)(7)   1,900,000
                            ----------  ----------                   ----------
  Total Long Term
    Liabilities                 23,814           0                    2,375,967

Stockholders' Equity
  Common Stock                  29,212           0                       29,212
  Additional Paid-In
    Capital                  4,084,343           0                    4,084,343
  (Accumulated Deficit)       (400,913)          0      672,200(10)  (1,073,113)
  Parent Company
    Investment                       0   1,173,302    1,173,302(10)           0
                            ----------  ----------                   ----------
  Total Stockholders'
    Equity                   3,712,642   1,173,302                    3,040,442
                            ----------  ----------                   ----------
Total Liabilities and
  Stockholders' Equity      $4,459,178  $1,561,886                   $6,727,715
                            ==========  ==========                   ==========





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

Endogen, Inc.

Pro Forma Condensed Combined Statement of Operations
Nine Months Ended February 29, 1996
(Unaudited)


                                  Historical                  Pro Forma
                            ---------------------      ------------------------
                              9 Mos.      9 Mos.
                              Ended       Ended
                             2/29/96    12/31/95
                             Endogen       TCD            Adj.'s      Combined
                           ----------   ----------     ------------  ----------
Revenues
  Product Sales            $4,070,747   $1,717,077   $               $5,787,824
  Product Sales to
    Stockholder               339,416            0                      339,416
                           ----------   ----------                   ----------
Total Revenues              4,410,163    1,717,077                    6,127,240
                           ----------   ----------                   ----------

Costs and Expenses
  Cost of Sales             1,337,262    1,354,863                    2,692,125
  Cost of Sales to
    Stockholder               139,067            0                      139,067
  Selling, General and
    Administrative          1,970,070    1,347,053   (204,164)(1)(2)  3,112,959
  Research and Development    782,574      621,924                    1,404,498
                           ----------   ----------                   ----------
Total                       4,228,973    3,323,840                    7,348,649

Income (Loss) from
  Operations                  181,190   (1,606,763)                  (1,221,409)

Interest Income                31,164            0    (15,850)(4)        15,314
Interest Expense              (25,926)           0   (131,015)(3)      (156,941)
Other Income (Expense)              0            0                            0
                           ----------   ----------                   ----------

Income before Provision
  for Income Taxes            186,428   (1,606,763)                  (1,363,036)

Income Tax Provision
  (Benefit)                         0            0                            0
                           ----------   ----------                   ----------

Net Income                 $  186,428  $(1,606,763)                 $(1,363,036)
                           ----------   ----------                   ----------

Earnings Per Share         $     0.06                               $     (0.46)
                           ==========                                ==========

Weighted Average Shares     2,987,994                                 2,987,994

The above pro forma condensed statement of operations does not include the following non-recurring charge for purchased in process research and development that will be expensed upon the close of the acquisition. See notes to pro forma combined financial statements.

Non-recurring charge                       $672,200
Per share amount of non-recurring charge      $0.22






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

Endogen, Inc.

Pro Forma Condensed Combined Statement of Operations
Twelve Months Ended May 31, 1995
(Unaudited)


                                Historical                   Pro Forma
                         ------------------------  ---------------------------
                           12 Mos.     12 Mos.
                           Ended        Ended
                          5/31/95      3/31/95
                          Endogen        TCD         Adj.'s         Combined
                         -----------  -----------  ---------       -----------
Revenues
  Product Sales          $ 4,545,078  $ 2,721,837  $               $ 7,266,915
  Product Sales to
    Stockholder              526,997            0                      526,997
                         -----------  -----------                  -----------
Total Revenues             5,072,075    2,721,837                    7,793,912
                         -----------  -----------                  -----------

Costs and Expenses
  Cost of Sales            1,567,908    1,884,609                    3,452,517
  Cost of Sales to
    Stockholder              204,143            0                      204,143
  Selling, General and
    Administrative         2,337,700    2,697,228   (272,220)(1)(2)  4,762,708
  Research and
    Development              956,386      970,357                    1,926,743
                         -----------  -----------                  -----------
Total                      5,066,137    5,552,194                   10,346,111

Income (Loss) from
    Operations                 5,938   (2,830,357)                  (2,552,199)

Interest Income               41,725            0    (21,134)(4)        20,591
Interest Expense             (23,361)           0   (172,475)(3)      (195,836)
Other Income (Expense)             0            0                            0
                         -----------  -----------                  -----------

Income before
  Provision for
  Income Taxes                24,302   (2,830,357)                  (2,727,444)

Income Tax Provision
  (Benefit)                        0            0                            0
                         -----------  -----------                  -----------

Net Income               $    24,302  $(2,830,357)                 $(2,727,444)
                         -----------  -----------                  -----------

Earnings Per Share       $      0.01                               $     (0.98)
                         ===========                               ===========

Weighted Average
  Shares                   2,792,229                                 2,792,229

The above pro forma condensed statement of operations does not include the following non-recurring charge for purchased in process research and development that will be expensed upon the close of the acquisition. See notes to pro forma combined financial statements.

Non-recurring charge                       $672,200
Per share amount of non-recurring charge      $0.24



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

Notes to Pro Forma Condensed Combined Financial Statements


Endogen purchased substantially all of the assets and operating business of TCD in exchange for a $1.9 million subordinated convertible note payable over five years beginning in September 1996, a $452,153 promissory note and $528,341 in cash. This acquisition has been accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the fair market value of the assets acquired and liabilities assumed. Based upon management's review, $672,200 has been ascribed to in process research & development which, in accordance with the Company's accounting policy, will be charged to the statement of operations.


Notes to Pro Forma Combined Statements of Income

Acquisition

1. Reduction of selling, general & administration expenses relates to terminated employees resulting from the permanent termination of certain TCD employees in order to eliminate certain redundant positions and increase the efficiency of the combined operations.

2.  Amortization of acquired technology using an estimated life of five years.

3. The adjustment in interest expenses relates to interest payable on the 7% Convertible Subordinated Debenture issued to T Cell Sciences, Inc. in consideration for the purchase of TCD and on the $452,153 principal amount increase in indebtedness, to the Company's lender associated with the purchase of fixed assets that were previously leased under operating leases to TCD.

4. Reduction of interest income from funds used to purchase fixed assets, using a rate of return of 4%.


Notes to Pro Forma Combined Balance Sheet

1. The adjustment in cash reflects the cash used for the purchase of Fixed Assets that were previously leased under operating leases to TCD.

2. The adjustment in prepaid expenses and other assets reflects the write-off of a license agreement associated with an abandoned research and development project and certain costs incurred in the validation of TCD's operating facility in Woburn, Massachusetts.

3. The adjustment in fixed assets reflects the purchase of assets that were previously leased to TCD under operating leases. See notes 1. And 7. to pro forma combined balance sheet.

4. The adjustments in patents and license costs reflects the write-off of certain costs incurred in the prosecution of patents that have no value in the ongoing business.

5. The adjustment in account payable and accrued expenses reflects legal, accounting, consulting fees and severance incurred in connection with the acquisiton.

6. The adjustment in notes payable reflects a loan incurred to purchase fixed assets that were previously leased to TCD pursuant to operating leases.

7. The Convertible Note represents the 7% Convertible Subordinated Debenture issued to T Cell Sciences, Inc. in connection with the Acquisition.

8. The adjustment of inventories primarily relates to the write-up of finished goods purchased to estimated selling costs less the sum of costs of disposal and a reasonable profit allowance for Endogen's selling effort.

9. The adjustment represents the fair value ascribed to technology, cell lines licenses and know-how acquired from TCD in connection with the Acquisition.

10. The adjustment eliminates the TCD parent company investment and records the $672,200 ascribed to in process research and development which, in accordance with the Company's accounting policy, will be charged to the statement of operations.


 Earnings Per Share
 Historical earnings per share calculations for TCD are not reflected herein, as this information is not considered meaningful as a result of the acquired operations of TCD not being a legal entity historically, and therefore not having customary equity or capital accounts.



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